Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$494,273
Unrealized Gain (Loss) on Market Value of Futures	(727,087)
Dividend Income	306
Interest Income	909
ETF Transaction Fees	350
Total Income (Loss)	$(231,249)
Expenses
General Partner Management Fees	$2,846
Professional Fees	9,143
Brokerage Commissions	566
Non-interested Directors' Fees and Expenses	32
Prepaid Insurance Expense	13
NYMEX License Fee	71
SEC & FINRA Registration Expense	620
Total Expenses	13,291
Expense Waiver	(9,733)
Net Expenses	$3,558
Net Income (Loss)	$(234,807)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/16	$5,429,929
Additions (50,000 Shares)	789,419
Net Income (Loss)	(234,807)

Net Asset Value End of Month	$5,984,541
Net Asset Value Per Share (400,000 Shares)	$14.96

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612